Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Becky Herrick	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
Investorrelations@pacificethanol.com	415-433-3777	916-403-2790
paulk@pacificethanol.com

Pacific Ethanol Reports Third Quarter 2016 Results

- Initiated startup of membrane separation system at Madera, CA facility -

– Net sales grew 10% over the third quarter of 2015 –

– Record 243.7 million total gallons sold for the third quarter of 2016 –

– Net loss was $3.8 million or $0.09 per share –

– Adjusted EBITDA was $9.3 million –

Sacramento, CA, November 2, 2016 – Pacific Ethanol, Inc. (NASDAQ: PEIX), a leading producer and marketer of low-carbon renewable fuels in the United States, reported its financial results for the three and nine months ended September 30, 2016.

Neil Koehler, the company’s president and CEO, stated: “During the third quarter, we sold a record 243.7 million gallons of ethanol, reflecting increased output from our eight production facilities as well as a 16% increase in third party sales over the comparable period in 2015. As a result, net sales grew 10% compared to the third quarter of last year. This also demonstrates our success in integrating and optimizing our Midwest assets.

“Net loss of $3.8 million for the third quarter of 2016 was impacted by over $11 million of extraordinary expenses, including higher beginning inventory valuation, lower margins in the Company’s ethanol trading business resulting from the intra-quarter drop in ethanol prices, significant repair expenses and non-cash mark-to-market adjustments related to open hedge positions.

“We are now experiencing near the best production margins of the year from strong ethanol demand and low corn input costs aided by a record corn crop. With our diverse platform of efficiently operating assets and multiple products, we are well positioned to profit from the positive market conditions in the fourth quarter.”

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Recent Business Highlights

•	Initiated startup of an industrial-scale membrane separation system at our Madera facility. Using the Whitefox ICE™ Solution, the system is expected to reduce energy costs and lower the carbon intensity of our ethanol produced.
•	Received EPA approval on our pathway to generate cellulosic ethanol at our Stockton facility. The Company expects to produce over one million gallons of high-value, D3-eligible RINs annually.
•	Contracted to install a 5 megawatt solar photovoltaic power system at our Madera facility. The solar PV system is expected to displace more than 30% of the electricity currently provided by the grid and lower the carbon intensity of the ethanol produced.

Financial Results for the Three Months Ended September 30, 2016

Net sales were $417.8 million for the third quarter of 2016, an increase of 10% when compared to net sales of $380.6 million for the third quarter of 2015. The increase was attributable to record gallons sold from both production and third party sales.

Gross profit was $6.4 million for the third quarter of 2016, compared to a gross loss of $7.4 million for the third quarter of 2015. The improvement reflects stronger production margins in the current period, as well as $8.7 million of purchase accounting adjustments recorded in the prior year that did not recur in 2016.

Selling, general and administrative ("SG&A") expenses were $6.0 million for the third quarter of 2016, compared to $7.4 million for the third quarter of 2015, primarily due to the synergies derived from the integration of the company’s Midwest assets.

Operating income for the third quarter of 2016 was $0.4 million, compared to an operating loss of $14.8 million for the third quarter of 2015.

Interest expense, net for the third quarter of 2016 was $3.9 million, compared to $5.2 million for the third quarter of 2015. This decrease is primarily attributable to $1.1 million of capitalized interest in the current period.

There was no benefit for income taxes recorded for the third quarter of 2016, whereas a $3.9 million benefit was recorded in the third quarter of 2015.

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Net loss available to common stockholders for the third quarter of 2016 was $3.8 million, or $0.09 per share, compared to a loss of $15.0 million, or $0.36 per share, for the third quarter of 2015.

Adjusted EBITDA was $9.3 million for the third quarter of 2016, compared to $2.4 million for the third quarter of 2015.

Cash and cash equivalents were $40.6 million at September 30, 2016, compared to $52.7 million at December 31, 2015. The lower year-over-year cash and cash equivalents balance reflects debt and interest payments of over $27.0 million and capital expenditures of $14.0 million. On a sequential basis, cash and cash equivalents improved from $31.7 million at June 30, 2016.

Financial Results for the Nine Months Ended September 30, 2016

Net sales were $1,183.0 million for the first nine months of 2016, compared to $814.4 million for the same period of 2015.

Gross profit was $25.1 million for the first nine months of 2016, compared to a gross loss of $2.1 million for the same period of 2015.

SG&A expenses were $20.4 million for the first nine months of 2016, compared to SG&A expenses of $16.3 million for the same period of 2015.

Operating income for the first nine months of 2016 was $4.7 million, compared to an operating loss of $18.5 million for the same period of 2015.

Net loss available to common stockholders was $12.6 million for the first nine months of 2016, compared to $19.0 million for the same period of 2015.

Adjusted EBITDA was $31.3 million for the first nine months of 2016, compared to $5.2 million for the same period of 2015.

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Q3 Results Conference Call

Management will host a conference call at 8:00 a.m. PT/11:00 a.m. Eastern Time on November 3, 2016. CEO Neil Koehler and CFO Bryon McGregor will deliver prepared remarks followed by a question and answer session.

The webcast for the call can be accessed from Pacific Ethanol's website at www.pacificethanol.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1 (970) 315-0267. The pass code will be 6991500#. If you are unable to participate on the live call, the webcast will be archived for replay on Pacific Ethanol's website for one year. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on Thursday, November 3, 2016 through 11:59 p.m. Eastern Time on Thursday, November 10, 2016. To access the replay, please dial (855) 859-2056. International callers should dial 00-1-(404) 537-3406. The pass code will be 6991500#.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Pacific Ethanol before interest expense, provision (benefit) for income taxes, purchase accounting adjustments, fair value adjustments, and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure. Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company's performance on a period-over-period basis. Adjusted EBITDA is a not measure of financial performance under GAAP, and should not be considered alternatives to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company's results as reported under GAAP.

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is the leading producer and marketer of low-carbon renewable fuels in the Western United States. With the addition of four Midwestern ethanol plants in July 2015, Pacific Ethanol more than doubled the scale of its operations, entered new markets, and expanded its mission to advance its position as an industry leader in the production and marketing of low carbon renewable fuels. Pacific Ethanol owns and operates eight ethanol production facilities, four in the Western states of California, Oregon and Idaho, and four in the Midwestern states of Illinois and Nebraska. The plants have a combined production capacity of 515 million gallons per year, produce over one million tons per year of ethanol co-products – on a dry matter basis – such as wet and dry distillers grains, wet and dry corn gluten feed, condensed distillers solubles, corn gluten meal, corn germ, corn oil, distillers yeast and CO2. Pacific Ethanol markets and distributes ethanol and co-products domestically and internationally. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets all ethanol for Pacific Ethanol’s plants as well as for third parties, approaching one billion gallons of ethanol marketed annually based on historical volumes. Pacific Ethanol’s subsidiary, Pacific Ag. Products LLC, markets wet and dry distillers grains. For more information please visit www.pacificethanol.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include the Pacific Ethanol’s estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, market conditions, including the supply of and domestic and international demand for ethanol and co-products; growth for these products; expectations regarding improvements in production assets and the carbon intensity of ethanol produced; expected gains from hedged positions; production levels of cellulosic ethanol and premiums and enhanced profitability from cellulosic ethanol; the timing, effectiveness, and costs and energy savings, of technologies implemented at Pacific Ethanol’s plants; and Pacific Ethanol’s other plans, objectives, expectations and intentions. It is important to note that Pacific Ethanol’s plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business. These factors include, among others, adverse economic and market conditions, including for ethanol and its co-products; fluctuations in the price of oil and gasoline; raw material costs, including ethanol production input costs; changes in governmental regulations and policies; and insufficient capital resources. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Pacific Ethanol’s products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the ethanol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Pacific Ethanol’s facilities, products and/or businesses; changes in laws and regulations; changes in tax laws or interpretations that could increase Pacific Ethanol’s consolidated tax liabilities; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 5, 2016.

[Tables Follow]

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PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net sales	$417,806	$380,622	$1,183,039	$814,419
Cost of goods sold	411,442	388,002	1,157,902	816,532
Gross profit (loss)	6,364	(7,380)	25,137	(2,113)
Selling, general and administrative expenses	5,971	7,446	20,436	16,344
Income (loss) from operations	393	(14,826)	4,701	(18,457)
Fair value adjustments	(69)	1,202	(53)	1,413
Interest expense, net	(3,874)	(5,167)	(16,643)	(7,187)
Other income, net	32	203	92	16
Loss before provision (benefit) for income taxes	(3,518)	(18,588)	(11,903)	(24,215)
Provision (benefit) for income taxes	–	(3,925)	(245)	(6,095)
Consolidated net loss	(3,518)	(14,663)	(11,658)	(18,120)
Net loss attributed to noncontrolling interests	–	–	–	87
Net loss attributed to Pacific Ethanol	$(3,518)	$(14,663)	$(11,658)	$(18,033)
Preferred stock dividends	$(319)	$(319)	$(949)	$(946)
Net loss available to common stockholders	$(3,837)	$(14,982)	$(12,607)	$(18,979)
Net loss per share, basic and diluted	$(0.09)	$(0.36)	$(0.30)	$(0.63)
Weighted-average shares outstanding, basic and diluted	42,226	41,861	42,156	30,170

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PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	September 30,	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$40,639	$52,712
Accounts receivable, net	68,824	61,346
Inventories	64,988	60,820
Prepaid inventory	7,630	5,973
Income tax receivables	6,114	10,654
Derivative instruments	3,242	2,081
Other current assets	5,781	4,356
Total current assets	197,218	197,942
Property and equipment, net	452,478	464,960
Other Assets:
Intangible assets, net	2,678	2,678
Other assets	4,752	9,100
Total other assets	7,430	11,778
Total Assets	$657,126	$674,680

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PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	September 30,	December 31,
	2016	2015
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable – trade	$26,790	$30,520
Accrued liabilities	15,107	10,072
Current portion – capital leases	4,525	4,248
Current portion – long-term debt	153,701	17,003
Derivative instruments	3,492	1,848
Accrued PE Op Co. purchase	3,828	3,828
Other current liabilities	5,656	5,390
Total current liabilities	213,099	72,909

Long-term debt, net of current portion	63,552	203,861
Capital leases, net of current portion	754	4,183
Warrant liabilities at fair value	326	273
Deferred tax liabilities	1,174	1,174
Other liabilities	17,739	20,736
Total Liabilities	296,644	303,136

Stockholders’ Equity:
Pacific Ethanol, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of September 30, 2016 and December 31, 2015 Series B: 927 shares issued and outstanding as of September 30, 2016 and December 31, 2015	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 39,634 and 38,975 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	40	39
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 3,540 shares issued and outstanding as of September 30, 2016 and December 31, 2015	4	4
Additional paid-in capital	904,387	902,843
Accumulated other comprehensive income	1,040	1,040
Accumulated deficit	(544,990)	(532,383)
Total Stockholders’ Equity	360,482	371,544
Total Liabilities and Stockholders’ Equity	$657,126	$674,680

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Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands) (unaudited)	2016	2015	2016	2015
Net loss attributed to Pacific Ethanol	$(3,518)	$(14,663)	$(11,658)	$(18,033)
Adjustments:
Interest expense*	3,874	5,167	16,643	7,134
Benefit for income taxes	–	(3,925)	(245)	(6,095)
Purchase accounting adjustments	–	8,700	–	8,700
Fair value adjustments	69	(1,202)	53	(1,413)
Depreciation and amortization expense*	8,857	8,355	26,526	14,919
Total adjustments	12,800	17,095	42,977	23,245
Adjusted EBITDA	$9,282	$2,432	$31,319	$5,212

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* Adjusted for noncontrolling interests.

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Commodity Price Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2016	2015	2016	2015
Ethanol production gallons sold (in millions)	125.5	109.6	360.9	201.7
Ethanol third party gallons sold (in millions)	118.2	102.0	322.6	286.3
Total ethanol gallons sold (in millions)	243.7	211.6	683.5	488.0

Ethanol production capacity utilization	96%	87%	92%	90%

Average ethanol sales price per gallon	$1.62	$1.67	$1.63	$1.69
Average CBOT ethanol price per gallon	$1.49	$1.51	$1.49	$1.53

Corn cost – CBOT equivalent	$3.58	$3.83	$3.70	$3.81
Average basis	0.25	0.37	0.27	0.62
Delivered corn cost	$3.83	$4.20	$3.97	$4.43

Total co-product tons sold (in thousands)	702.1	670.0	2,050.3	1,398.1
Co-product return % (1)	35.7%	38.0%	35.3%	35.8%

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(1) Co-product revenue as a percentage of delivered cost of corn.

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